                                                            EXHIBIT 10.4


                     AMENDED AND RESTATED CREDIT AGREEMENT,
                           DATED AS OF JUNE 18, 1996,
                                 BY AND BETWEEN
                              SILICON VALLEY BANK
                                      AND
                               LIGHTBRIDGE, INC.

                               TABLE OF CONTENTS

1.   DEFINITIONS AND CONSTRUCTION...................     1
     ----------------------------
     1.1  Definitions...............................     1
     1.2  Accounting Terms..........................     9

2.   LOAN AND TERMS OF PAYMENT......................     9
     2.1  Advances..................................     9
     2.1.1 Existing Indebtedness....................     9
     2.2  Equipment Advances........................    10
     2.3  Overadvances..............................    10
     2.4  Interest Rates, Payments and Calculations.    10
     2.5  Crediting Payments........................    11
     2.6  Fees......................................    11
     2.7  Additional Cost...........................    12
     2.8  Term......................................    12

3.   CONDITIONS OF LOAN.............................    12
     3.1  Conditions Precedent to Initial Loan......    13
     3.2  Conditions Precedent to all Advances......    13

4.   SECURITY.......................................    13
     4.1  Continuation of Security Interest.........    13
     4.2  Delivery of Additional Documentation
           Required.................................    14

5.   REPRESENTATIONS AND WARRANTIES.................    14
     5.1  Due Organization and Qualification........    14
     5.2  Due Authorization: No Conflict............    14
     5.3  No Prior Encumbrances.....................    14
     5.4  Bona Fide Eligible Accounts...............    14
     5.5  Merchantable Inventory....................    14
     5.6  Name: Location of Chief Executive Office..    14
     5.7  Litigation................................    14
     5.8  No Material Adverse Change in Financial
           Statements...............................    15
     5.9  Solvency..................................    15
     5.10 Regulatory Compliance.....................    15
     5.11 Environmental Condition...................    15
     5.12 Taxes.....................................    15
     5.13 Subsidiaries..............................    16
     5.14 Government................................    16
     5.15 Full Disclosure...........................    16

6.   AFFIRMATIVE COVENANTS..........................    16
     6.1  Good Standing.............................    16

     6.2  Government Compliance.....................    16
     6.3  Financial Statements, Reports,
           Certificates.............................    16
     6.4  Inventory; Returns........................    17
     6.5  Taxes.....................................    17
     6.6  Insurance.................................    17
     6.7  Principal Depository......................    18
     6.8  Quick Ratio...............................    18
     6.9  Tangible Net Worth........................    18
     6.10 Debt-Net Worth Ratio......................    18
     6.11 Liquidity.................................    18
     6.12 Minimum Debt Service......................    18
     6.13 Profitability.............................    18
     6.14 Registration of Intellectual Property
           Rights...................................    18
     6.15 Further Assurances........................    19

7.   NEGATIVE COVENANTS.............................    19
     7.1  Dispositions..............................    19
     7.2  Change in Business........................    19
     7.3  Mergers or Acquisitions...................    19
     7.4  Indebtedness..............................    19
     7.5  Encumbrances..............................    19
     7.6  Distributions.............................    19
     7.7  Investments...............................    20
     7.8  Transactions with Affiliates..............    20
     7.9  Subordinated Debt.........................    20
     7.10 Inventory.................................    20
     7.11 Compliance................................    20

8.   EVENTS OF DEFAULT..............................    20
     8.1  Payment Default...........................    20
     8.2  Covenant Default..........................    20
     8.3  Material Adverse Developments.............    21
     8.4  Attachment................................    21
     8.5  Insolvency................................    22
     8.6  Other Agreements..........................    22
     8.7  Subordinated Debt.........................    22
     8.8  Judgments.................................    22
     8.9  ERISA.....................................    22
     8.10 Misrepresentations........................    22

9.   BANKS RIGHTS AND REMEDIES......................    22
     9.1  Rights and Remedies.......................    23
     9.2  Power of Attorney.........................    23
     9.3  Bank Expenses.............................    23
     9.4  Remedies Cumulative.......................    24

     9.5  Demand; Protest...........................    24

10.  NOTICES........................................    24

11.  CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.....    25

12.  GENERAL PROVISIONS.............................    25
     12.1 Successors and Assigns....................    25
     12.2 Indemnification...........................    26
     12.3 Time of Essence...........................    26
     12.4 Severability of Provisions................    26
     12.5 Amendments in Writing; Integration........    26
     12.6 Counterparts..............................    26
     12.7 Survival..................................    26
     12.8 Confidentiality...........................    26
     12.9 Countersignature..........................    27

SCHEDULE    Schedule of Exceptions

EXHIBIT A   Loan Payment/Advance Telephone Request Form

EXHIBIT B   Borrowing Base Certificate

EXHIBIT C   Compliance Certificate

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of the 18 day of June, 1996, by SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East", and LIGHTBRIDGE, INC. (formerly known as Credit Technologies, Inc.), a Delaware corporation ("Borrower").


                                    RECITALS
                                    --------

     WHEREAS, Borrower and Bank have previously executed a Credit Agreement, dated as of October 5, 1994, amending and restating a certain Commitment Letter dated as of April 1, 1992, as amended by a First Amendment thereto dated as of April 5, 1993, and a Second Amendment thereto dated as of June 5, 1994 (hereinafter, the "Existing Agreement");

     WHEREAS, pursuant to a Security Agreement dated as of April 1, 1992, as amended by a First Amendment to Security Agreement dated as of October 5, 1994, Borrower granted to Bank a continuing security interest in and to certain Collateral to secure Borrower's obligations to Bank;

     WHEREAS, Borrower and Bank wish to amend the Existing Agreement to increase the working capital line of credit from $2,000,000 to $4,000,000 and to permit certain other borrowings;

     WHEREAS, Borrower and Bank wish to amend the Existing Agreement in certain other respects;

     NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual promises and agreements of the parties which are set forth herein, the parties hereto hereby agree that , subject to the satisfaction of the terms and conditions set forth herein, the Existing Agreement shall be amended and restated in its entirety to read as follows:


     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

     1.1 Definitions. - As used in this Agreement, the following terms shall
         -----------
have the following definitions:

     "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" means an Advance under the Committed Revolving
Line.

     "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

     "Agreement" means this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

     "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

     "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

     "Borrowing Base" has the meaning set forth in Section 2.1 hereof

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

     "Closing Date" means the date of this Agreement.

     "Code" means the Massachusetts Uniform Commercial Code.

     "Collateral" has the meaning given that term in the Security Agreement.

     "Committed Revolving Line" means Four Million Dollars ($4,000,000).

     "Committed Equipment Line" means Two Million Dollars ($2,000,000).

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the IRC.

     "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

     "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances and the current portion of any Equipment Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

     "Daily Balance" means the amount of the Obligations owed at the end of a given day.

     "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of
                                             --------
eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

     (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

     (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

     (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

     (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

     (e) Accounts with respect to which the account debtor is an Affiliate (other than by virtue of being directly or indirectly under common ownership or control with Borrower) of Borrower;

     (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, and Accounts arising from products shipped to or services provided to branches or offices located in the United States of any account debtor that does not have its principal place of business in the United States;

     (g) Accounts with respect to which the account debtor is a federal state, local governmental entity or any department, agency, or instrumentality thereof;

     (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

     (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed forty percent (40%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

     (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; or

     (k) Accounts the collection of which Bank reasonably determines to be doubtful.

     "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "Equipment Advance" or "Equipment Advances" means an Equipment Advance under the Committed Equipment Line.

     "Equipment Availability End Date" has the meaning set forth in Section 2.2(a) hereof.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     "Existing Agreement" has the meaning set forth in the Recitals to this Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

     "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing, and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

     "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loans" means, collectively, the Advances and the Equipment Advances; and "Loan" means any Advance or Equipment Advance.

     "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

     "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

     "Obligations" means all debt, principal interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

     "Payment Date" means the last calendar day of each month.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding, to any or all of its functions under ERISA.

     "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

     "Permitted Indebtedness" mean:

     (a)  Indebtedness of Borrower in favor of Bank;

     (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

     (c)  Subordinated Debt; and

     (d) Indebtedness to trade creditors incurred in the ordinary course of business.

     "Permitted Investment" means:

     (a) Investments existing on the Closing Date disclosed in the Schedule; and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

     "Permitted Liens" means the following:

     (a)  Any Liens existing on the Closing Date and disclosed in the Schedule;

     (b) Liens in favor of Bank, including, without limitation, Liens arising under this Agreement or the other Loan Documents;

     (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security
             --------
interests;

     (d) Liens (1) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
             --------
acquired and improvements thereon, and the proceeds of such equipment;

     (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (d) above, provided that any extension, renewal or replacement Lien
                   --------
shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

     "Person" means any individual sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to minimum funding standards under Section 412 of the IRC and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Present Unpaid Amount" means the presently outstanding amount of advances made by Bank to Borrower under the Existing Agreement, which as of the date hereof is $1,500,000.

     "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

     "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

     "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" means June 5, 1997.

     "Schedule" means the schedule of exceptions attached hereto.

     "Security Agreement" has the meaning set forth in Section 4.1 hereof.

     "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

     "Subsidiary" means any corporation or partnership in which (1) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

     "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a)
- -----
goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                                           ===

     "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

     "Trademarks Assignment" has the meaning set forth in Section 4.1 hereof.

     1.2 Accounting Terms. All accounting terms not specifically defined herein
         -----------------
shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.  LOAN AND TERMS OF PAYMENT
         -------------------------

     2.1  Advances.  Subject to and upon the terms and conditions of this
          ---------
Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit A hereto. Bank is authorized to make Advances under this Agreement,
- ---------
based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

     The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2. 1, all accrued and unpaid interest thereon and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

     2.1.1  Existing Indebtedness.  Borrower acknowledges that, pursuant to the
            ----------------------
Existing Agreement, Bank has made certain advances to Borrower, the current outstanding amount of which is equal to the Present Unpaid Amount. Borrower and Bank agree that such

Present Unpaid Amount shall hereafter constitute Advances made pursuant to this Agreement, and the obligations of Borrower with respect to such Advances shall be governed by the terms and conditions of this Agreement and the note executed in connection herewith.

     2.2   Equipment Advances.
           ------------------

     (a) At any time from the date hereof through December 31, 1996 (the "Equipment Availability End Date"), Borrower may from time to time request advances (each an "Equipment Advance" and collectively, the "Equipment Advances") from Bank in an aggregate amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. The Equipment Advances shall be used only to purchase equipment, and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Borrower may, however, use Equipment Advances aggregating up to Five Hundred Thousand Dollars ($500,000.00) to purchase software.

     (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section in Section 2.4(a), and shall be payable monthly for each month through the month in which the Equipment Availability End Date falls. Any Equipment Advance or Equipment Advances that are outstanding on the Equipment Availability End Date will be payable in thirty consecutive equal monthly installments of principal, plus interest, beginning January 31, 1997, and on the Payment Date of each month thereafter until the entire principal balance shall have been paid in full.

     (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit A. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

     2.3  Overadvances.  If, at any time or for any reason, (a) the outstanding
          -------------
principal amount of Advances hereunder exceeds the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, and/or (b) the outstanding principal amount of Equipment Advances exceeds the Committed Equipment Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.4  Interest Rates, Payments and Calculations.
          -----------------------------------------

     (a) Interest Rate. Except as set forth in Section 2.4(b), (i) each Advance
         -------------
shall bear interest, on the average Daily Balance, at a rate equal to one-quarter of one percentage point (0.250%) above the Prime Rate, and (ii) each Equipment Advance shall bear interest, on the average Daily Balance, at a rate equal to three-quarters of one percentage point (0.750%) above the Prime Rate.

     (b)  Default Rate.  All Obligations shall bear interest, from and after the
          ------------
occurrence of an Event of Default, at a rate equal to five percentage points (5.000%) above the interest rate applicable immediately prior to the occurrence of the Event of Default.

     (c)  Payments.  Interest hereunder shall be due and payable on the Payment
          --------
Date of each month during the term hereof. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 700195970 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

     (d)  Computation.  In the event the Prime Rate is changed from time to time
          -----------
hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.5  Crediting Payments.  Prior to the occurrence of an Event of Default,
          -------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.6  Fees.  Borrower shall pay to Bank the following:
          -----

     (a)  Facility Fees.  Facility Fees equal to one-quarter of one percentage
          --------------
point of the Committed Revolving Line or Ten Thousand Dollars ($10,000), in the case of the Committed Revolving Line, and Two Thousand Five Hundred Dollars ($2,500), in the case of the Committed Equipment Line, which fees shall be due on the Closing Date and shall be fully earned and non-refundable;

     (b)  Financial Examination and Appraisal Fees.  Bank's customary fees and
          ----------------------------------------
out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

     (c)  Bank Expenses.  Upon demand from Bank, including, without limitations
          -------------
upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     2.7  Additional Cost.  In case any law, regulation, treaty or official
          ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

     (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

     (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

     (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.8  Term. Except as otherwise set forth herein, this Agreement shall
          -----
become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect until all Obligations are paid in full. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Loans under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.  CONDITIONS OF LOAN
         ------------------

     3.1  Conditions Precedent to Initial Loan. The obligation of Bank to make
          -------------------------------------
the initial Loan is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

     (a)  this Agreement;

     (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

     (c)  an opinion of Borrower's counsel;

     (d)  insurance certificate;

     (e)  payment of the fees and Bank Expenses then due specified in Section
2.6 hereof; and

     (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2  Conditions Precedent to all Loans.  The obligation of Bank to make
          ----------------------------------
each Loan, including the initial Loan, is further subject to the following conditions:

     (a)  timely receipt by Bank of the Payment/Advance Form as provided in
Section 2.1 or 2.2, as applicable; and

     (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Loan as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Loan. The making of each Loan shall be deemed to be a representation and warranty by Borrower on the date of such Loan as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   SECURITY
          --------

     4.1  Continuation of Security Interest.  This Agreement and the other Loan
          ----------------------------------
Documents and all Obligations of Borrower to Bank arising hereunder or thereunder shall continue to be secured under the terms of (i) that certain Security Agreement dated as of April 1, 1992, as amended by a First Amendment thereto dated October 5, 1994 (the "Security Agreement"), pursuant to which Borrower has granted to Bank a continuing security interest in and to all of Borrower's assets, whether presently existing or hereafter arising or acquired, and (ii) that certain Collateral Assignment of Trademarks dated as of October 5, 1994 (the "Trademarks Assignment"), pursuant to which Borrower has collaterally assigned to Bank all of Borrower's right, title and interest in, to and under all trademarks, trademark licenses and certain related assets, whether presently existing or hereafter arising or acquired.

     4.2  Delivery of Additional Documentation Required.   Borrower shall from
          ---------------------------------------------
time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     5.  REPRESENTATIONS AND WARRANTIES
         ------------------------------

     Borrower represents and warrants as follows:

     5.1  Due Organization and Qualification.  Borrower and each Subsidiary is a
          -----------------------------------
corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

     5.2  Due Authorization: No Conflict.  The execution, delivery, and
          -------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

     5.3  No Prior Encumbrances.  Borrower has good and indefeasible title to
          ----------------------
the Collateral, free and clear of Liens, except for Permitted Liens.

     5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
          ----------------------------
existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

     5.5  Merchantable Inventory.  All Inventory is in all material respects of
          -----------------------
good and marketable quality, free from all material defects.

     5.6  Name: Location of Chief Executive Office.  Except as disclosed in the
          -----------------------------------------
Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 11 hereof.

     5.7  Litigation.  Except as set forth in the Schedule, there are no actions
          -----------
or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

     5.8  No Material Adverse Change in Financial Statements.  All consolidated
          ---------------------------------------------------
financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

     5.9  Solvency.  Borrower is solvent and able to pay its debts (including
         ---------
trade debts) as they mature.

     5.10  Regulatory Compliance.  Borrower and each Subsidiary has met the
           ----------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

     5.11  Environmental Condition.  None of Borrower's or any Subsidiary's
           ------------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

     5.12  Taxes.  Borrower and each Subsidiary has filed or caused to be filed
           ------
all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

     5.13  Subsidiaries.  Borrower does not own any stock, partnership
           -------------
interest or other equity securities of any Person, except for Permitted Investments.

     5.14  Government.  Borrower and each Subsidiary has obtained all consents,
           -----------
approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

     5.15  Full Disclosure.  No representation, warranty or other statement made
           ----------------
by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.  AFFIRMATIVE COVENANTS
         ---------------------

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make any Loan hereunder, Borrower shall do all of the following:

     6.1  Good Standing.  Borrower shall maintain its and each of its
          --------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     6.2  Government Compliance.  Borrower shall meet, and shall cause each
          ----------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

     6.3  Financial Statements, Reports, Certificates.  Borrower shall deliver
          --------------------------------------------
to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each mouth, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the

Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more in the aggregate; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within twenty-five (25) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit B hereto, together with aged
                                     ---------
listings of accounts receivable and accounts payable.

     Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
                                                             ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense; provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

     6.4  Inventory; Returns.  Borrower shall keep all Inventory in good and
          -------------------
marketable condition, free from any material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

     6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to make,
          ------
due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning, F.I.C.A., F.U.T.A, state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

     6.6  Insurance.
          ----------

     (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

     (b) All such policies of insurance shall be in such form with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days' notice to Bank before canceling its policy for any reason. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

     6.7  Principal Depository.  Borrower shall maintain its principal
          ---------------------
depository and operating accounts with Bank.

     6.8  Quick Ratio.  Borrower shall maintain, as of the last day of each
          ------------
calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.5 to 1.O.

     6.9  Tangible Net Worth.  Borrower shall maintain, as of the last day of
          -------------------
each fiscal quarter, a Tangible Net Worth of not less than eighty percent (80%) of aggregate net invested capital received from and after the date of this Agreement.

     6.10  Debt-Net Worth Ratio.  Borrower shall maintain, as of the last day of
           ---------------------
each calendar month, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.0 to 1.0.

     6.11 Liquidity.  Borrower shall maintain, as of the last day of each
          ----------
calendar month, (1) unrestricted cash (and equivalents), plus (ii) Eligible Accounts, minus (iii) outstanding Loans, of not less than two hundred percent (200%) of Equipment Advances outstanding. The Liquidity covenant set forth in this Section 6.11 shall continue in effect only until such time as Borrower initially satisfies the Minimum Debt Service covenant set forth in Section 6.12.

     6.12  Minimum Debt Service.  Borrower shall maintain, as of the end of each
           ---------------------
fiscal quarter, a Debt Service ratio of at least 1.25 to 1.00. "Debt Service" is defined as net after tax earnings plus interest, depreciation and amortization, divided by total interest plus current portion of long term debt and current portion of capitalized lease obligations.

     6.13  Profitability. Borrower shall have minimum net income of One Dollar
           --------------
($1.00) for each fiscal quarter.

     6.14  Registration of Intellectual Property Rights.  Borrower shall
           ---------------------------------------------
register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such intellectual property rights.

     6.15  Further Assurances. At any time and from time to time Borrower shall
           -------------------
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.  NEGATIVE COVENANTS
         ------------------

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Loans, Borrower will not do any of the following:

     7.1  Dispositions.  Convey, sell lease, transfer or otherwise dispose of
          -------------
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

     7.2  Change in Business.  Engage in any business, or permit any of its
          -------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership, management or directors. Borrower will not, without thirty (30) days' prior written notification to Bank, relocate its chief executive office.

     7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of its
          ------------------------
Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

     7.4  Indebtedness.  Create, incur, assume or be or remain liable with
          -------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien with
          -------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

     7.6  Distributions. Pay any dividends or make any other distribution or
          --------------
payment on account of or in redemption, retirement or purchase of any capital stock.

     7.7  Investments.  Directly or indirectly acquire or own, or make any
          ------------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

     7.8  Transactions with Affiliates.  Directly or indirectly enter into or
          -----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     7.9  Subordinated Debt.  Make any payment in respect of any Subordinated
          ------------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     7.10  Inventory.  Store the Inventory with a bailee, warehouseman, or
           ----------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 11 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

     7.11  Compliance.  Become an "investment company" or a company "controlled"
           -----------
by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a "Reportable Event" or "Prohibited Transaction", as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral or permit any of its Subsidiaries to do any of the foregoing.

     8.  EVENTS OF DEFAULT
         -----------------

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

     8.1  Payment Default.  If Borrower fails to pay, when due, any of the
          ----------------
Obligations;

     8.2  Covenant Default.
          -----------------

     (a) If Borrower fails to perform any obligation under Sections 6.7, 6.8, 6.9, 6.10, 6.11, 6.12 or 6.13 or violates any of the covenants contained in
Article 7 of this Agreement, or

     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof, provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Loans will be required to be made during such cure period), or

     (c) If a default occurs under any other present or future agreement between Borrower and Bank, and such default has not been expressly waived in writing, permits the acceleration of debt issued or otherwise created pursuant thereto, or if any such debt is declared due and payable prior to the stated maturity thereof or is not paid in full at the stated maturity thereof;

     8.3  Material Adverse Developments.  If (i) there occurs a material
          ------------------------------
impairment of the perfection or priority of the Bank's security interest in the Collateral or of the value of such Collateral which is not covered by adequate insurance or (ii) the Bank determines, based upon information available to it and in the exercise of its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants set forth on Section 6 during the next succeeding financial reporting period;

     8.4  Attachment.  If any material portion of Borrower's assets is attached,
          -----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or, any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Loans will be required to be made during such cure period);

     8.5  Insolvency.  If Borrower becomes insolvent, or if an Insolvency
          -----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Loans will be made prior to the dismissal of such Insolvency Proceeding);

     8.6  Other Agreements.  If there is a default in any agreement to which
          -----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) in the aggregate or that could have a Material Adverse Effect;

     8.7  Subordinated Debt.  If Borrower makes any payment on account of
          ------------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

     8.8  Judgments.  If a judgment or judgments for the payment of money in an
          ----------
amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Loans will be made prior to the satisfaction or stay of such judgment);

     8.9  ERISA. If Borrower or any member of the Controlled Group fails to pay
          ------
when due an amount or amounts aggregating in excess of $100,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000 shall be filed under Title IV of ERISA by Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $100,000; or

     8.10  Misrepresentations.  If any material misrepresentation or material
           ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.  BANK'S RIGHTS AND REMEDIES
         --------------------------

     9.1  Rights and Remedies. Upon the occurrence and during the continuance of
          --------------------
an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by
Bank);

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

     (c) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral;

     (d) Exercise all of its rights and remedies available to it hereunder, under the other Loan Documents (including, without limitation, the Security Agreement and the Trademarks Assignment), at law and in equity;

     (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

     9.2  Power of Attorney. Effective only upon the occurrence and during the
          ------------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.3  Bank Expenses.  If Borrower fails to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section
6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of

Default under this Agreement.

     9.4  Remedies Cumulative.  Bank's rights and remedies under this Agreement,
          --------------------
the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.5  Demand; Protest.  Borrower waives demand, protest, notice of protest,
          ----------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower    Lightbridge, Inc.
                  281 Winter Street
                  Waltham MA 02154
                  Attn: William G. Brown, Chief Financial
                  Officer
                  FAX: (617) 890-2681

If to Bank    Silicon Valley East,
              a Division of Silicon Valley Bank
              40 William Street, Suite 350
              Wellesley, MA 02181
              Attn: Pamela J. Lowe, Vice President
              FAX: (617) 431-9906

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.   CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER
           ------------------------------------------

     This Agreement shall be governed by, and contained in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of law. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF nm COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.
BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL,

     12.  GENERAL PROVISIONS
          ------------------

     12.1  Successors and Assigns.  This Agreement shall bind and inure to the
           -----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell transfer, negotiate, or gant participation in all or any part of, or any interest in, Bank's obligation rights and benefits hereunder.

     12.2  Indemnification.  Borrower shall defend, indemnity and hold harmless
           ----------------
Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including, without limitation, reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3  Time of Essence.  Time is of the essence for the performance of all
           ----------------
obligations set forth in this Agreement.

     12.4  Severability of Provisions.  Each provision of this Agreement shall
           ---------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5  Amendments in Writing; Integration.  This Agreement cannot be amended
           -----------------------------------
or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

     12.6  Counterparts.  This Agreement may be executed in any number of
           -------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7  Survival.  All covenants, representations and warranties made in this
           ---------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Loans or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

     12.8  Confidentiality.  In handling any confidential information Bank shall
           ----------------
exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     12.9  Countersignature.  This Agreement shall become effective only when it
           -----------------
shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              LIGHTBRIDGE, INC.

                              By: /s/ William G. Brown
                                 -----------------------------
                              Name:  William G. Brown
                                   --------------------------
                              Title:  CEO/VP Finance
                                    -------------------------


                              SILICON VALLEY BANK, doing business
                              as SILICON VALLEY EAST


                              By: /s/ Pamela J. Lowe
                                 -----------------------------
                              Name: Pamela J. Lowe
                                   ---------------------------
                              Title: Vice President
                                    --------------------------

                              SILICON VALLEY BANK


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________
                              (signed in Santa Clara County, California)

                               LIGHTBRIDGE, INC.

                             Schedule of Exceptions
                             ----------------------


Permitted Investments
- ---------------------

     The Borrower owns 50% of the capital stock of BGX, Inc., a Delaware corporation. BGX, Inc. is currently inactive.

Permitted Indebtedness
- ----------------------

     The Borrower has borrowed an aggregate of $2,100,000 pursuant to the terms of a Subordinated Note and Warrant Purchase Agreement dated as of August 29, 1994 among the Borrower and the persons listed on the Schedule of Purchasers thereto.

     Master Lease Agreements between Comdisco, Inc. as lessor and the Borrower as lessee. The leases provide for an aggregate of $1,500,000.00 in computer hardware lines of credit.

     The Borrower rents its office space from independent landlords. Currently under lease is approximately 90,000 square feet of space, with an annual lease payment of $1,502,745. Leases expire between 1999 and 2001.

Litigation
- ----------

     Mohammad Kammoun, a former employee of the Borrower, has filed a charge of religious/national origin discrimination with the Massachusetts Commission Against Discrimination and the Equal Employment Opportunity Commission arising out of the termination of his employment in October 1994. The Borrower has submitted a position statement and an investigative conference was held by the MCAD on January 10, 1995. The Borrower is awaiting an initial determination from the MCAD as to whether there is probable cause to support Mr. Kammoun's charge.

Use of other names
- ------------------

     In 1994, the Borrower changed its name from "Credit Technologies, Inc." to "Lightbridge, Inc."

                                   EXHIBIT A
                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION             DATE:

FAX#: (408)                                      TIME:

FROM: ______________________________________________________________________
                                BORROWER'S NAME

FROM: ______________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

____________________________________________________________________________
                             AUTHORIZED SIGNATURE

PHONE: _____________________________________________________________________


FROM ACCOUNT #___________________________  TO ACCOUNT #_____________________


=========================================================================
    REQUESTED TRANSACTION TYPE                REQUEST DOLLAR AMOUNT
- ----------------------------------            ---------------------
PRINCIPAL INCREASE (ADVANCE)                  $____________________
PRINCIPAL PAYMENT (ONLY)                      $____________________
INTEREST PAYMENT (ONLY)                       $____________________
PRINCIPAL AND INTEREST (PAYMENT)              $____________________
OTHER INSTRUCTIONS:
========================================================================

     All representations and warranties of Borrower stated in the Amended and Restated Credit Agreement dated as of June __, 1996, by and between Borrower and Silicon Valley Bank are true, correct and complete in all material respects as of the date of the telephone request for the Advance/Equipment Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

============================================================================
                                 BANK USE ONLY
TELEPHONE REQUEST
- ----------------------------------------
The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


- ----------------------------------------  ---------------------------------
         Authorized Requester                          Phone #


- ----------------------------------------  ---------------------------------
          Received by (Bank)                           Phone #


                      ___________________________________
                          Authorized Signature (Bank)

============================================================================

                                   EXHIBIT B
                           BORROWING BASE CERTIFICATE

Borrower:           Lightbridge, Inc.

Bank:               Silicon Valley Bank

Commitment Amount:  $4,000,000
================================================================================

ACCOUNTS RECEIVABLE:
  1.  Accounts Receivable Book Value as of______                 $______
  2.  Additions (please explain on reverse)                      $______
  3.  TOTAL ACCOUNTS RECEIVABLE                                  $______

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
  4.  Amounts over 90 days due                       $______
  5.  Balance of 50% over 90 day accounts            $______
  6.  Concentration Limits                           $______
  7.  Foreign Accounts                               $______
  8.  Government Accounts                            $______
  9.  Contra Accounts                                $______
  10. Promotion or Demo Accounts                     $______
  11. Intercompany/Employee Accounts                 $______
  12. Other (please explain on reverse)              $______
  13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                       $______
  14. Eligible Accounts (#3 minus #13)               $______
  15. LOAN VALUE OF ACCOUNTS (80% OF #14)                        $______

INVENTORY
  16. Inventory Value as of                          $ N/A
  17. LOAN VALUE OF INVENTORY (__% OF # 16)          $ N/A

BALANCES
  18. Maximum Loan Amount                            $______
  19. Total Funds Available [Lesser of #18 or
       (#15 plus #17)]                                           $______
  20. Present balance owing on Line of Credit                    $______
  21. Outstanding under Sublimits
       (Letters of Credit)                           $______
  22. RESERVE POSITION (#19 minus #2O and #21)                   $______

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Credit Agreement dated as of June ____, 1996 between the undersigned and Silicon Valley Bank.

COMMENT:

- -------------------------------


By:____________________________
       Authorized Signer





                                                       BANK USE ONLY

                                             Received by:____________________
                                                          Authorized Signer

                                             Date:___________________________

                                             Verified:_______________________
                                                         Authorized Signer

                                             Date:___________________________

                                   EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK ("Bank")

FROM:     LIGHTBRIDGE, INC. ("Borrower")


     The undersigned authorized officer of Lightbridge, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Credit Agreement dated as of June ___, 1996 between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ___________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.


Reporting Covenant                         Required                 Complies
- ----------------------------------- ----------------------          --------

Monthly financial statements        Monthly within 30 days          Yes   No
Annual (CPA Audited)                FYE within 120 days             Yes   No
A/R & A/P Agings                    Monthly within 25 days          Yes   No
Borrowing Base Certificate          Monthly within 25 days          Yes   No
A/R Audit                           Annual                          Yes   No

Financial Covenant                  Required            Actual      Complies
- ----------------------------------- ------------------- ------      --------
Maintain on a Monthly Basis:
 Minimum Quick Ratio                1.5:1.0             ____:1.0    Yes   No
Maximum Debt/Tangible Net Worth     1.0:1.0             ____:1.0    Yes   No
Minimum Liquidity                   $______             $_______    Yes   No

Maintain on a Quarterly Basis:
  Minimum Tangible Net Worth        $______             $_______    Yes   No
  Minimum Profitability             $1.00               ____:1.0    Yes   No
  Minimum Debt Service              1.25:1.0            ____:1.0    Yes   No


Comments Regarding Exceptions: See Attached


Sincerely,

- --------------------------------
Signature

Title:__________________________

Date:___________________________

                                                 BANK USE ONLY

                                   Received by:________________________
                                                 Authorized Signer

                                   Date:_______________________________

                                   Verified:___________________________
                                                 Authorized Signer

                                   Date:_______________________________

                                   Compliance Status:   Yes      No